Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended September 30, 2022

Sensient Reaffirms its 2022 Guidance

MILWAUKEE— October 21, 2022 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $361.1 million in this year’s third quarter compared to $344.3 million in last year’s third quarter. Reported operating income in the third quarter of 2022 was $47.5 million compared to $47.0 million in the third quarter of 2021. Reported diluted earnings per share was 85 cents in the third quarter of 2022 compared to 80 cents in the third quarter of 2021. Foreign currency translation decreased revenue by approximately 4% and earnings per share by approximately 6% in the present quarter.

The 2021 third quarter reported results included divestiture & other related costs and operational improvement plan costs, which in total decreased 2021 third quarter diluted earnings per share by $0.04. The 2021 third quarter reported results also included the operations of the divested product lines, which were not material to diluted earnings per share in the third quarter of 2021. We did not make any adjustments to our 2022 third quarter reported results for divestiture & other related costs, operational improvement plan costs, or results of the divested product lines. The adjustments to our reported results are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended September 30, 2022 October 21, 2022

BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-Date
Flavors & Extracts	3.0%	-0.5%
Color	8.8%	11.8%
Asia Pacific	5.3%	9.5%
Total Revenue	4.9%	4.7%

	Adjusted Local Currency(1)
Revenue	Quarter	Year-to-Date
Flavors & Extracts	6.7%	6.9%
Color	14.6%	16.0%
Asia Pacific	14.5%	17.2%
Total Revenue	9.9%	11.0%

(1) Adjusted local currency percentage changes are described in more detail in the "Reconciliation of Non-GAAP Amounts" at the end of this release.

The Flavors & Extracts Group reported third quarter revenue of $187.0 million compared to $181.7 million in last year’s third quarter, an increase of 3.0%. Adjusted local currency revenue increased 6.7% in the quarter. The Group benefited from pricing across all of its product lines. Segment operating income was $26.3 million in the current quarter compared to $25.2 million reported in the comparable period last year, an increase of 4.7%. Adjusted local currency operating income increased 5.6% in the quarter. The higher operating income was primarily due to the favorable pricing, partially offset by higher input costs.  Foreign currency translation decreased segment revenue by approximately 3% and segment operating income by approximately 1% in the quarter. Segment operating income as a percent of revenue in the third quarter of 2022 was 14.1%.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended September 30, 2022 October 21, 2022

The Color Group reported revenue of $151.5 million in the quarter compared to $139.2 million in last year’s third quarter, an increase of 8.8%. Adjusted local currency revenue increased 14.6% in the quarter. The Group had strong volume growth and higher pricing in both Food & Pharmaceutical Colors and Personal Care. Segment operating income was $28.2 million in the quarter compared to $27.3 million in last year’s comparable period, an increase of 3.5%. Adjusted local currency operating income increased 10.9% compared to the prior year’s third quarter. The higher operating income is primarily a result of the higher volumes and favorable pricing, partially offset by higher input costs. Foreign currency translation decreased segment revenue by approximately 6% and segment operating income by approximately 7% in the quarter. Segment operating income as a percent of revenue in the third quarter of 2022 was 18.6%.

The Asia Pacific Group reported revenue of $35.2 million in the quarter compared to $33.4 million in last year’s third quarter, an increase of 5.3%. Adjusted local currency revenue increased 14.5% in the quarter. The higher revenue was a result of strong volume growth and higher pricing. Segment operating income was $7.0 million in the quarter compared to $6.6 million in last year’s third quarter, an increase of 5.3%. Adjusted local currency operating income increased 16.3% in the quarter. The higher operating income was primarily a result of the favorable volume growth and higher pricing. Foreign currency translation decreased segment revenue and operating income by approximately 9% and 11%, respectively, in the quarter. Segment operating income as a percent of revenue in the third quarter of 2022 was 19.7%.

Corporate & Other reported operating costs of $14.0 million in the current quarter compared to $12.1 million in last year’s third quarter, an increase of 16.0%. Adjusted local currency operating expenses for Corporate & Other increased 23.5% in the quarter primarily due to higher performance-based compensation.

2022 OUTLOOK

Sensient is reconfirming its expectation for 2022 full year GAAP diluted earnings per share to grow at a high-teen growth rate compared to the Company’s 2021 reported GAAP diluted earnings per share of $2.81. Our full year 2022 guidance does not include any material divestiture & other related costs, operational improvement plan costs, or results of divested businesses.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended September 30, 2022 October 21, 2022

The Company continues to expect 2022 revenue to grow at a high single-digit rate in local currency compared to the Company’s 2021 adjusted revenue(2). The Company continues to expect its 2022 adjusted EBITDA(2) and diluted earnings per share to grow at a high single- to double-digit rate in local currency compared to the Company’s 2021 adjusted EBITDA(2) and the Company’s 2021 adjusted diluted earnings per share(2) of $3.13.

 The Company expects full year 2022 earnings per share reported on a U.S. dollar basis to be impacted by foreign currency headwinds of approximately twenty cents based on current exchange rates.

The Company’s guidance is based on current conditions and trends in the economy and the markets in which the Company operates and is subject to various risks and uncertainties as described below.  The Company will continue to monitor the impacts of the COVID-19 pandemic and the conflict between Russia and Ukraine on our business.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, operational improvement plan costs and income, and the results of the divested operations. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended September 30, 2022 October 21, 2022

CONFERENCE CALL

The Company will host a conference call to discuss its 2022 third quarter financial results at 8:30 a.m. CDT on Friday, October 21, 2022. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through October 28, 2022, by calling (877) 344-7529 and referring to conference identification number 2992460. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after October 25, 2022.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2022 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials, energy, and other supplies, the availability and cost of labor, logistics, and transportation, governmental regulations and restrictions, and general economic conditions, including inflation; the uncertain impacts of the ongoing conflict between Russia and Ukraine on our supply chain, input costs, including energy and transportation, and on general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as updated and supplemented by the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended September 30, 2022 October 21, 2022

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts) (Unaudited)

Consolidated Statements of Earnings	Three Months Ended September 30,			Nine Months Ended September 30,

	2022	2021	% Change	2022	2021	% Change

Revenue	$361,076	$344,287	4.9%	$1,088,303	$1,039,816	4.7%

Cost of products sold	239,318	229,216	4.4%	710,696	697,538	1.9%
Selling and administrative expenses	74,265	68,113	9.0%	222,081	212,670	4.4%

Operating income	47,493	46,958	1.1%	155,526	129,608	20.0%
Interest expense	3,672	3,037		9,748	9,792

Earnings before income taxes	43,821	43,921		145,778	119,816
Income taxes	7,773	10,009		34,012	28,300

Net earnings	$36,048	$33,912	6.3%	$111,766	$91,516	22.1%

Earnings per share of common stock:
Basic	$0.86	$0.81		$2.67	$2.17

Diluted	$0.85	$0.80		$2.65	$2.16

Average common shares outstanding:
Basic	41,896	42,024		41,885	42,140

Diluted	42,242	42,206		42,199	42,287

Results by Segment	Three Months Ended September 30,			Nine Months Ended September 30,

Revenue	2022	2021	% Change	2022	2021	% Change

Flavors & Extracts	$187,046	$181,667	3.0%	$559,110	$561,979	(0.5%)
Color	151,469	139,239	8.8%	456,175	408,166	11.8%
Asia Pacific	35,221	33,442	5.3%	109,014	99,599	9.5%
Intersegment elimination	(12,660)	(10,061)		(35,996)	(29,928)

Consolidated	$361,076	$344,287	4.9%	$1,088,303	$1,039,816	4.7%

Operating Income

Flavors & Extracts	$26,337	$25,164	4.7%	$83,929	$76,718	9.4%
Color	28,200	27,253	3.5%	90,035	79,462	13.3%
Asia Pacific	6,952	6,601	5.3%	22,877	19,146	19.5%
Corporate & Other	(13,996)	(12,060)		(41,315)	(45,718)

Consolidated	$47,493	$46,958	1.1%	$155,526	$129,608	20.0%

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Sensient Technologies Corporation	Page 8
(In thousands) (Unaudited)

Consolidated Condensed Balance Sheets	September 30, 2022	December 31, 2021

Cash and cash equivalents	$46,579	$25,740
Trade accounts receivable	287,197	261,121
Inventories	501,382	411,635
Prepaid expenses and other current assets	45,582	42,657
Total Current Assets	880,740	741,153

Goodwill & intangible assets (net)	404,840	435,009
Property, plant, and equipment (net)	440,439	446,478
Other assets	113,189	122,853

Total Assets	$1,839,208	$1,745,493

Trade accounts payable	$132,904	$125,519
Short-term borrowings	21,947	8,539
Other current liabilities	100,574	98,247
Total Current Liabilities	255,425	232,305

Long-term debt	547,190	503,006
Accrued employee and retiree benefits	27,854	28,579
Other liabilities	54,225	43,178
Shareholders' Equity	954,514	938,425

Total Liabilities and Shareholders' Equity	$1,839,208	$1,745,493

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
(Unaudited)

Consolidated Statements of Cash Flows
Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net earnings	$111,766	$91,516
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	39,262	38,828
Share-based compensation expense	12,476	6,431
Net loss on assets	283	203
Loss on divestitures and other charges	-	13,774
Deferred income taxes	20,465	3,793
Changes in operating assets and liabilities:
Trade accounts receivable	(39,520)	(35,290)
Inventories	(112,021)	(15,898)
Prepaid expenses and other assets	(39,598)	(15,016)
Trade accounts payable and other accrued expenses	24,110	24,007
Accrued salaries, wages, and withholdings	1,819	1,763
Income taxes	(4,342)	(1,155)
Other liabilities	198	3,192

Net cash provided by operating activities	14,898	116,148

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(51,703)	(37,608)
Proceeds from sale of assets	94	201
Proceeds from divestiture of businesses	-	36,790
Acquisition of new businesses	(1,048)	(13,875)
Other investing activities	947	1,348

Net cash used in investing activities	(51,710)	(13,144)

Cash flows from financing activities:
Proceeds from additional borrowings	187,715	55,589
Debt payments	(87,657)	(67,534)
Purchase of treasury stock	-	(31,467)
Dividends paid	(51,681)	(49,468)
Other financing activities	(2,056)	(582)

Net cash provided by (used in) financing activities	46,321	(93,462)

Effect of exchange rate changes on cash and cash equivalents	11,330	(1,373)

Net increase in cash and cash equivalents	20,839	8,169
Cash and cash equivalents at beginning of period	25,740	24,770
Cash and cash equivalents at end of period	$46,579	$32,939

Supplemental Information
Nine Months Ended September 30,	2022	2021

Dividends paid per share	$1.23	$1.17

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages and per share amounts)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The Company's results for the three and nine months ended September 30, 2022 and 2021 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude divestiture & other related costs, operational improvement plan costs and income, and the results of the divested operations.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenue (GAAP)	$361,076	$344,287	4.9%	$1,088,303	$1,039,816	4.7%
Revenue of the divested product lines	-	(1,622)		-	(29,399)
Adjusted revenue	$361,076	$342,665	5.4%	$1,088,303	$1,010,417	7.7%

Operating income (GAAP)	$47,493	$46,958	1.1%	$155,526	$129,608	20.0%
Divestiture & other related costs – Cost of products sold	-	-		-	28
Divestiture & other related costs – Selling and administrative expenses	-	241		-	13,473
Operating loss (income) of the divested product lines	-	70		-	(2,398)
Operational improvement plan - Selling and administrative expenses (income)	-	483		-	(2,010)
Adjusted operating income	$47,493	$47,752	(0.5%)	$155,526	$138,701	12.1%

Net earnings (GAAP)	$36,048	$33,912	6.3%	$111,766	$91,516	22.1%
Divestiture & other related costs, before tax	-	241		-	13,501
Tax impact of divestiture & other related costs(1)	-	1,179		-	283
Net loss (earnings) of the divested product lines, before tax	-	70		-	(2,398)
Tax impact of the divested product lines(1)	-	(18)		-	590
Operational improvement plan costs (income), before tax	-	483		-	(2,010)
Tax impact of operational improvement plan(1)	-	(115)		-	44
Adjusted net earnings	$36,048	$35,752	0.8%	$111,766	$101,526	10.1%

Diluted earnings per share (GAAP)	$0.85	$0.80	6.3%	$2.65	$2.16	22.7%
Divestiture & other related costs, net of tax	-	0.03		-	0.33
Results of operations of the divested product lines, net of tax	-	-		-	(0.04)
Operational improvement plan costs (income), net of tax	-	0.01		-	(0.05)
Adjusted diluted earnings per share	$0.85	$0.85	0.0%	$2.65	$2.40	10.4%

Note: Earnings per share calculations may not foot due to rounding differences.

(1) Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

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Sensient Technologies Corporation	Page 11
(In thousands)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

Results by Segment	Three Months Ended September 30,
Revenue	2022	Adjustments(2)	Adjusted 2022	2021	Adjustments(2)	Adjusted 2021

Flavors & Extracts	$187,046	$-	$187,046	$181,667	$(1,312)	$180,355
Color	151,469	-	151,469	139,239	(310)	138,929
Asia Pacific	35,221	-	35,221	33,442	-	33,442
Intersegment elimination	(12,660)	-	(12,660)	(10,061)	-	(10,061)

Consolidated	$361,076	$-	$361,076	$344,287	$(1,622)	$342,665

Operating Income

Flavors & Extracts	$26,337	$-	$26,337	$25,164	$66	$25,230
Color	28,200	-	28,200	27,253	4	27,257
Asia Pacific	6,952	-	6,952	6,601	-	6,601
Corporate & Other	(13,996)	-	(13,996)	(12,060)	724	(11,336)

Consolidated	$47,493	$-	$47,493	$46,958	$794	$47,752

Results by Segment	Nine Months Ended September 30,
Revenue	2022	Adjustments(2)	Adjusted 2022	2021	Adjustments(2)	Adjusted 2021

Flavors & Extracts	$559,110	$-	$559,110	$561,979	$(27,616)	$534,363
Color	456,175	-	456,175	408,166	(1,638)	406,528
Asia Pacific	109,014	-	109,014	99,599	(295)	99,304
Intersegment elimination	(35,996)	-	(35,996)	(29,928)	150	(29,778)

Consolidated	$1,088,303	$-	$1,088,303	$1,039,816	$(29,399)	$1,010,417

Operating Income

Flavors & Extracts	$83,929	$-	$83,929	$76,718	$(2,859)	$73,859
Color	90,035	-	90,035	79,462	548	80,010
Asia Pacific	22,877	-	22,877	19,146	(87)	19,059
Corporate & Other	(41,315)	-	(41,315)	(45,718)	11,491	(34,227)

Consolidated	$155,526	$-	$155,526	$129,608	$9,093	$138,701

(2) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, and 2021 operational improvement plan costs and income.

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Sensient Technologies Corporation	Page 12
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

The following tables summarize the percentage change in the 2022 results compared to the 2021 results for the corresponding periods.

	Three Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Adjusted Local Currency
Flavors & Extracts	3.0%	(2.9%)	(0.8%)	6.7%
Color	8.8%	(5.5%)	(0.3%)	14.6%
Asia Pacific	5.3%	(9.2%)	0.0%	14.5%
Total Revenue	4.9%	(4.4%)	(0.6%)	9.9%

Operating Income
Flavors & Extracts	4.7%	(1.1%)	0.2%	5.6%
Color	3.5%	(7.4%)	0.0%	10.9%
Asia Pacific	5.3%	(11.0%)	0.0%	16.3%
Corporate & Other	16.0%	(0.1%)	(7.4%)	23.5%
Total Operating Income	1.1%	(6.5%)	1.8%	5.8%
Diluted Earnings Per Share	6.3%	(6.3%)	5.5%	7.1%
Adjusted EBITDA	2.2%	(5.6%)	N/A	7.8%

	Nine Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Adjusted Local Currency
Flavors & Extracts	(0.5%)	(2.4%)	(5.0%)	6.9%
Color	11.8%	(3.8%)	(0.4%)	16.0%
Asia Pacific	9.5%	(7.4%)	(0.3%)	17.2%
Total Revenue	4.7%	(3.3%)	(3.0%)	11.0%

Operating Income
Flavors & Extracts	9.4%	(1.2%)	(4.0%)	14.6%
Color	13.3%	(4.9%)	0.9%	17.3%
Asia Pacific	19.5%	(9.6%)	(0.5%)	29.6%
Corporate & Other	(9.6%)	0.0%	(30.4%)	20.8%
Total Operating Income	20.0%	(5.1%)	8.4%	16.7%
Diluted Earnings Per Share	22.7%	(5.1%)	12.8%	15.0%
Adjusted EBITDA	12.8%	(4.0%)	N/A	16.8%

(3) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs, and 2021 operational improvement plan costs and income.

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2022	2021	% Change	2022	2021	% Change
Operating income (GAAP)	$47,493	$46,958	1.1%	$155,526	$129,608	20.0%
Depreciation and amortization	13,082	13,011		39,262	38,828
Depreciation and amortization, divested product lines	-	(49)		-	(146)
Share-based compensation expense	3,785	2,243		12,476	6,431
Divestiture & other related costs, before tax	-	241		-	13,501
Results of operations of the divested product lines, before tax	-	70		-	(2,398)
Operational improvement plan costs (income), before tax	-	483		-	(2,010)
Adjusted EBITDA	$64,360	$62,957	2.2%	$207,264	$183,814	12.8%

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.